1,100,000 Shares

                                   WICOR, Inc.

                            (a Wisconsin corporation)

                                  Common Stock
                                ($1.00 Par Value)


                               PURCHASE AGREEMENT


                                           ___________, 1995

   MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
   DEAN WITTER REYNOLDS, INC.
   ROBERT W. BAIRD & CO. INCORPORATED
       As Representatives of the several Underwriters

   c/o MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
   Merrill Lynch World Headquarters
   North Tower
   World Financial Center
   New York, New York  10281-1327


   Ladies and Gentlemen:

             WICOR, Inc., a Wisconsin corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc. and Robert
   W. Baird & Co. Incorporated and each of the other Underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
   Section 9 hereof), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $1.00 par value per share, of the Company (the "Common Stock") set forth in Schedule A hereto. The shares of Common Stock to be purchased by the Underwriters are hereinafter called the "Firm Securities". The Company also proposes to issue and sell severally to the Underwriters not more than an additional 165,000 shares of Common Stock (the "Additional Securities"), if and to the extent that the Representatives, on behalf of the Underwriters, shall have determined to exercise the right to purchase the Additional Securities pursuant to
   Section 2 hereof. The Firm Securities and the Additional Securities are hereafter collectively referred to as the "Securities."

             The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) and a related preliminary prospectus relating to the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents") and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. References to the Registration Statement and the Prospectus shall, unless otherwise specified, be deemed to refer to the Registration Statement and the Prospectus as amended or supplemented to the date of this Agreement.

             All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, after the date of effectiveness of the Registration Statement or issue date of the Prospectus.

             SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date of this Agreement as follows:

                  (i) The Registration Statement, at the time it was declared effective by the Commission under the 1933 Act and at each date any post-effective amendment or amendments thereto became effective (the "Effective Date") (including the information deemed to be included therein pursuant to Rule 430A(b) of the 1933 Act Regulations), complied and, as of the date of this Agreement, complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the Effective Date (including the information deemed to be included therein pursuant to Rule 430A(b) of the 1933 Act Regulations), did not and, at the date of this Agreement, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time it was first provided to the Underwriters for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), did not and, as of the date of this Agreement, does not and, as of the Closing Time (as defined in Section 2(c) hereof) and, in respect of Additional Securities, at the Option Closing Time (as defined in Section 2(c) hereof), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, but nothing contained herein is intended as a waiver of compliance with the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations.

                  (ii) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the Effective Date, as of the date of this Agreement and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) The accountants who certified the financial statements and supporting schedules incorporated by reference in the Prospectus are independent certified accountants (the "Independent Accountants") with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (iv) The financial statements incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial or business condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Wisconsin with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial or business condition or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                  (vii) Each of Wisconsin Gas Company, Sta-Rite Industries, Shurflo Pump Manufacturing Company and Hypro Corporation (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial or business condition or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (viii) The authorized capital stock of the Company is 60,000,000 shares of Common Stock and 1,500,000 shares of Cumulative Preferred Stock, $1.00 par value, of which ______ shares and no shares, respectively, are outstanding at September 30, 1995 (except for subsequent issuances, if any, pursuant to dividend reinvestment or employee benefit plans referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

                  (ix) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative or court decree or, to the best knowledge of the Company, any administrative regulation.

                  (x) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any material adverse change in the financial or business condition or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (xii) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xiv) The Company and the Subsidiaries possess such certificates, authorizations, franchises and permits issued by the appropriate state, federal, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or franchise that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the financial or business condition or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                  (xv) Neither the Company nor any of its subsidiaries is a party to any agreement entitling any person or entity to require the Company to register any securities of the Company owned of record or beneficially by such person or entity as a result of the transactions contemplated by this Agreement, or to file any registration statement in connection therewith.

             (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

             SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $______ per share, the number of Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
   Section 10 hereof. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and the Underwriters shall have a one-time right to purchase from the Company, severally and not jointly, at a purchase price $______ per share, up to 165,000 Additional Securities. Additional Securities may be purchased as provided in Section 2(c) hereof solely for the purpose of covering over-allotments made in connection with the public offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A attached hereto bears to the total number of Firm Securities.

             (b) The Company has been advised by the Representatives that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company has further been advised that the Underwriters propose to initially offer the Securities to the public at the public offering price of $______ per share.

             (c) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Foley & Lardner, Milwaukee, Wisconsin, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment for any Additional Securities shall be made as provided above except that the hour and date shall be designated in a written notice from the Representatives to the Company (the "Option Closing Time") (which may be the same as the Closing Time but shall in no event be earlier than the Closing Time nor later than three business days after the giving of the notice herein referred to). Such notice shall include the number of the Additional Securities to be purchased. The notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Time may be given at any time within 30 days of the date of this Agreement. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the Option Closing Time, as the case may be.
   It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the Option Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time or the Option Closing Time, as the case may be, at the office of______________________, New York, New York.

             SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

             (a) The Company will notify the Representatives immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus, including any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

             (b) The Company will give the Representatives notice of its intention to file or prepare any amendment (including any post-effective amendment) to the Registration Statement or, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, any amendment or supplement to the Prospectus and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall direct.

             (c) The Company will deliver to the Representatives three signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

             (d) The Company will furnish to the Representatives for the use by the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations.

             (e) During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, if any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters after consultation with the Representatives) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representatives for the use by the Underwriters a reasonable number of copies of such amendment or supplement.

             (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect until the distribution of all of the Securities has been completed.

             (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earning statement covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the Effective Date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations and which need not be certified by independent public accountants unless required by the 1933 Act.

             (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

             (i) If, at the Effective Date, any information shall have been omitted therefrom in reliance upon Rule 430A(b) of the 1933 Act Regulations, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A(b) and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A(b), a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

             (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

             (k) During a period of [180] days from the date of this Agreement, the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable into or exercisable for Common Stock (except for Common Stock issued pursuant to this Agreement or pursuant to dividend reinvestment or employee benefit plans in effect on the date hereof).

             SECTION 4. Payment of Expenses. Except as otherwise provided in this Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (b) the printing of this Agreement, (c) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey (not to exceed in the aggregate $6,000), (f) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (g) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (h) fees payable in connection with any required filing by the Underwriters with the National Association of Securities Dealers Inc., and (i) the fees and expenses incurred in connection with the listing of the Common Stock on the New York Stock Exchange.

             If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

             SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, at the date of this Agreement and at the Closing Time, of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

             (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The price of the Securities and any price-related information previously omitted from the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time and the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with such Rule 430A(b).

             (b) At the Closing Time the Representatives shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Foley & Lardner, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and to the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required;

                       (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in Section 1(a)(viii) of this Agreement and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable;

                       (iii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued and fully paid and non-assessable;

                       (iv) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of their knowledge and information, otherwise;

                       (v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                       (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                       (vii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

                       (viii) The Registration Statement, at the Effective Date (including the information deemed to be included therein pursuant to Rule 430A(b) of the 1933 Act Regulations), and the Prospectus, at the date it was transmitted for filing to the Commission pursuant to Rule 424(b) and as of the date hereof (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Incorporated Documents, at the time they were filed with the Commission, complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations;

                       (ix) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements;

                       (x) There are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and to the best of their knowledge and information, all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material;

                       (xi) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and to the best of their knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference;

                       (xii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law; and, to the best of their knowledge and information, the execution and delivery of this Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree; and

                       (xiii)  Neither the Company nor any of its
             subsidiaries is a party to any agreement entitling any person or entity to require the Company to register any securities of the Company owned of record or beneficially by such person or entity as a result of the transactions contemplated by this Agreement, or to file any registration statement in connection therewith.

                  (2) The favorable opinion, dated as of Closing Time, of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, with respect to the matters set forth in (iii) and (vi) to (ix), inclusive, of subsection (b)(1) of this Section, except that, with respect to the matters referred to in (ix), no opinion need be expressed (A) as to whether any of the Company's outstanding shares of Common Stock, other than the Securities, have been duly authorized or validly issued or are fully paid or non-assessable or (B) with respect to the statement that holders of Common Stock have no preemptive rights, except to the extent that such rights may arise by operation of law or under the charter or by-laws of the Company.

             In giving such opinion, counsel for the Underwriters may rely
        (i) as to all matters of Wisconsin law and legal conclusions based thereon, upon the opinion of Foley & Lardner and (ii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  (3)  In giving their opinions required by subsections
        (b)(1) and (b)(2), respectively, of this Section, Foley & Lardner and Winthrop, Stimson, Putnam & Roberts shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Effective Date or at the date hereof (including the information deemed included therein pursuant to Rule 430A(b) of the 1933 Act Regulations), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the date it was transmitted for filing to the Commission pursuant to Rule 424 or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus (without giving effect to any amendment or supplement thereto), any material adverse change in the financial or business condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section l are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

             (d) At the time of the execution of this Agreement the Representatives shall have received from the Independent Accountants a letter dated the date of this Agreement, in form and substance satisfactory to the Representatives, confirming, through a specified date not more than five days prior to the date of this Agreement, that they are independent certified accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and stating in effect that (i) in their opinion, the financial statements and supplemental schedules of the Company and its subsidiaries audited by them and incorporated by reference in the Prospectus and included or incorporated by reference in the Company's most recent Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations and
   (ii) on the basis of (1) procedures performed, as specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheets and related unaudited condensed statements of income, retained earnings and cash flows of the Company incorporated by reference in the Registration Statement and included in the Company's quarterly reports on Form 10-Q (collectively, "Form 10-Qs"), (2) a reading of the latest unaudited operating revenues and net income included or incorporated by reference in the Prospectus,
   (3) a reading of the latest available unaudited financial statements of the Company, (4) a reading of the minutes of the meetings of the stockholder, the Board of Directors and the Executive Committee of the Board of Directors of the Company as set forth in the minute books since December 31, 1994, and (5) inquiries of certain officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that the Independent Accountants make no representations as to the sufficiency of such procedures for the Representatives' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited financial statements included in the Form 10-Qs do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or that any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles, (B) on the date of the latest available financial statements and on a specified date not more than five days prior to the date of this Agreement, as the case may be, there was any change in the common stock or long-term debt (except for long-term debt acquired for sinking fund purposes or redeemed pursuant to sinking fund provisions, or changes in obligations under capital leases incurred in the ordinary course of the Company's business), of the Company, or any decrease in its net assets (except as occasioned by the declaration of dividends), in each case as compared with the amounts shown in the most recent balance sheet included in the most recent Form 10-K or Form 10-Q, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, and (C) for the period January 1, 1995 through the most recent month-end preceding the date of the Prospectus there were any decreases in operating revenues or net income compared to the corresponding period in the previous year.
   Such letter shall also cover such other matters as the Representatives may reasonably request.

             (e) At the Closing Time the Representatives shall have received from the Independent Accountants a letter, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to therein shall be a date not more than five days prior to the Closing Time.

             At the Option Closing Time, the Representatives shall receive from the Independent Accountants a letter in respect of the Additional Securities, dated the Option Closing Time, in form and substance satisfactory to the Representatives, confirming as of a date not more than five days prior to the date of the letter the statements contained in the letters referred to above.

             (f) At the time of the execution of this Agreement the Representatives shall have received from Deloitte & Touche LLP, the independent accountants for Hypro Corporation ("Hypro"), a letter dated the date of this Agreement, in form and substance satisfactory to the Representatives, with respect to financial information relating to Hypro [and its subsidiaries] included or incorporated by reference in the Registration Statement and the Prospectus as may be requested by the Representatives.

             (g) At the Closing Time and, with respect to the Additional Securities, the Option Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to counsel for the Underwriters.

             (h) At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

             At the Option Closing Time, the Representatives shall be entitled to receive the opinions and certificates described in subsections
   (b) and (c) of this Section, modified to relate to the Additional
   Securities.

             If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

             SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

   provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

             (b) Each Underwriter, acting severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters in each case by the provisions of subsection (a) of this Section 6.

             (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably satisfactory to such indemnified parties in such action. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that if such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party, then the fees and expenses of separate counsel for the indemnified parties shall be paid by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction (plus local counsel) arising out of the same general allegations or circumstances.

             SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon, and the Company is responsible for the balance; provided, however, that person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

             SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

             SECTION 9. Termination of Agreement. (a) The Representatives, in consultation with the other Underwriters, may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has occurred any outbreak of hostilities, or escalation thereof, or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities or (ii) if trading in the Common Stock has been suspended by the Commission or the New York Stock Exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such Exchanges or by order of the Commission or any other governmental authority or (iii) if a banking moratorium has been declared by either Federal, Wisconsin or New York authorities.

             (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof.

             SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 24-hour period, then:

             (a) If the number of Defaulted Securities does not exceed 10% of the Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters.

             (b) If the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except with respect to the payment of expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnities of the Company and the Underwriters contained in Section 6 hereof.

             No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

             In the event of any such default that does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus, or any supplements or amendments thereto, or in any other documents or arrangements.

             SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1327, attention of General Counsel ________ _________; notices to the Company shall be directed to it at 626 East Wisconsin Avenue, P. O. Box 334, Milwaukee, Wisconsin 53201, attention of _______________, _______________.

             SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

             SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Specified times of day refer to New York City time.

             If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                 Very truly yours,

                                 WICOR, INC.



                                 By


   CONFIRMED AND ACCEPTED,
   as of the date first above written:

   MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
   DEAN WITTER REYNOLDS INC.
   ROBERT W. BAIRD & CO. INCORPORATED

    By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

      By:_____________________________________________
             Authorized Signatory

   For themselves and as Representatives
     of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                      Number
        Name of Underwriter                          of Shares

   Merrill Lynch, Pierce, Fenner & Smith
     Incorporated ...........................
   Dean Witter Reynolds Inc. ................
   Robert W. Baird & Co. Incorporated .......




                                                     _________
        Total ...............................        1,100,000